CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BioPharma Manufacturing Solutions, Inc.:

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 28, 2012, relating to our audits of the balance sheet of BioPharma Manufacturing Solutions, Inc. as of December 31, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. Our report dated March 28, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

February 8, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GMR Engineering, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated June 29, 2012, relating to our audits of the carve-out statements of revenues and direct expenses of BioPharmaceutical Process Engineering and Consulting Services for the years ended December 31, 2011 and 2010.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

February 8, 2013